EXHIBIT 10.1
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                                                                  Execution Copy

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NESTOR, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.

                             SECURED PROMISSORY NOTE

       FOR VALUE RECEIVED, NESTOR, INC., 42 Oriental Street, Third Floor, Providence, Rhode Island 02908, a Delaware corporation (hereinafter called the "Borrower"), hereby promises to pay to Edward F. Heil, 8052 Fisher Island Drive, Fisher Island, FL 33109 (the "Holder"), or his registered assigns or successors in interest, on order, without demand, the sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), together with any accrued and unpaid interest and fees on October 25, 2006 (the "Maturity Date").

The following terms shall apply to this Note:


                                    ARTICLE I

                             INTEREST & AMORTIZATION

       1.1 INTEREST RATE. Interest payable on unpaid principal amount and of this Note and any unpaid interest payments shall accrue at a rate of one percent (1.00%) per month (the "Contract Rate") until the Note is paid in full, commencing on the date hereof and shall be due and payable, in arrears, on the last business day of each calendar month during the term hereof and on the earlier of the Maturity Date, accelerated or otherwise, or the date of the prepayment in full hereof.

       1.2 PRINCIPAL. The Borrower shall repay the principal on the Note in full on the Maturity Date. Borrower may prepay this Note, in whole or part, on the last business day of any calendar month during the term hereof at any time prior to the Maturity Date.


                                   ARTICLE II

                                    SECURITY

       2.1 GRANT. To secure all of Borrower's obligation to Holder hereunder (the "Obligations"), Borrower grants Holder a security interest in that property identified on EXHIBIT 2.1 attached hereto (the "Collateral").

       2.2 DEFAULT. Upon the occurrence of any Event of Default and at any time thereafter, Holder may declare all Obligations immediately due and payable and Holder shall have the remedies of a secured party provided in the Uniform

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Commercial  Code as in effect in the State of Rhode Island , this Note and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, Holder shall have the right to take possession of the Collateral and to maintain such possession on Borrower's premises or to remove the Collateral or any part thereof to such other premises as Holder may desire. Upon Holder's request, Borrower shall assemble the Collateral and make it available to Holder at a place designated by Holder. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten days before such disposition, postage prepaid, addressed to Borrower at Borrower's address shown herein. Any proceeds of any disposition of any of the Collateral shall be applied by Borrower to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by Holder toward the payment of the Obligations in such order of application as Holder may elect, and Borrower shall be liable for any deficiency.

       2.3 APPOINTMENT OF HOLDER. Borrower appoints Holder, any of Holder's officers, employees or any other person or entity whom Holder may designate as Borrower's attorney, with power to execute such documents on Borrower's behalf and to supply any omitted information and correct patent errors in any documents executed by Borrower or on Borrower's behalf; to file financing statements against Borrower covering the Collateral; to sign Borrower's name on public records; and to do all other things Holder deems necessary to carry out the Obligations. Borrower hereby ratifies and approves all acts of the attorney and, excepting recklessness or willful misconduct, neither Holder nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

         2.4 NO WAIVER. No delay or failure on Holder's part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by Holder and then only to the extent therein set forth, and no waiver by Holder of any default shall operate as a waiver of any other default or of the same default on a future occasion. Holder's books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon Borrower for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. Holder shall have the right to enforce any one or more of its remedies, successively, alternately or concurrently. Borrower agrees to join with Holder in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to Holder and in executing such other documents or instruments as may be required or deemed necessary by Holder for purposes of effecting or continuing Holder's security interest in the Collateral.

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       2.5 USE OF COLLATERAL.  In the event that,  pursuant to this Note, Holder takes possession of the Collateral or any part thereof, Borrower shall cause its subsidiary, Nestor Traffic Systems, Inc. ("NTS") to provide citation processing services for Holder with respect to violation data generated by such Collateral at commercially reasonable prices and Holder shall have all rights and licenses necessary to so operate such Collateral for its intended uses. If NTS is unable to so provide Holder with citation processing services, then Holder may obtain such services from any person or entity, including without limitation, NTS's competitors in the automated traffic safety and enforcement industry and Holder shall have all rights and licenses necessary to so operate such Collateral for its intended uses.



                                   ARTICLE III

                                EVENTS OF DEFAULT

       Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, the Holder may make all sums of principal, interest and other fees then remaining unpaid hereon and all other amounts payable hereunder due and payable within five (5) days of written notice from Holder to Borrower (each period being a "DEFAULT NOTICE PERIOD") of an Event of Default (as defined below). If during the Default Notice Period, Borrower cures the Event of Default, the Event of Default will no longer exist and any rights Holder had pertaining to or arising from the Event of Default will no longer exist.

       The occurrence of any of the following events is an Event of Default ("EVENT OF DEFAULT"):

       3.1 FAILURE TO PAY PRINCIPAL, INTEREST OR OTHER FEES. The Borrower fails to pay any installment of principal, interest or other fees hereon, when due and such failure continues for a period of five (5) business days after the due date.

       3.2 BREACH OF COVENANT. The Borrower breaches any material covenant or other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) days after written notice to the Borrower from the Holder.

       3.3 BREACH OF REPRESENTATIONS AND WARRANTIES. Any material representation or warranty of the Borrower made herein shall be false or misleading and shall not be cured for a period of thirty (30) days after written notice thereof is received by the Borrower from the Holder.

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       3.4  BANKRUPTCY,  RECEIVER  OR  TRUSTEE.  Borrower  shall (i) apply  for, consent to, or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within ninety (90) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing.

       3.5 JUDGMENTS. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets for more than $25,000, and shall remain unsatisfied, unvacated, unbonded or unstayed for a period of ninety (90) days.

       3.6 PAYMENT GRACE PERIOD. The Borrower shall have a three (3) business day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of five percent (5%) per annum above the then applicable interest rate hereunder shall apply to the monetary amounts due.


                                   ARTICLE IV

                                  MISCELLANEOUS

       4.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

       4.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by telephonically confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the
Borrower at its address as set forth on the first hereof, with a copy to Benjamin M. Alexander, Esq., at that same address, facsimile number (401)


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274-5707  and to the Holder at its address  set forth on the first page  hereof, with a copy to Larry D. Blust, Esq, Barnes & Thornburg LLP, One North Wacker Drive , Suite 4400, Chicago, Illinois 60606-2833, or at such other addresses as the Borrower or the Holder may designate by ten days advance written notice to the other parties hereto.

       4.3 AMENDMENT PROVISION. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

       4.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder after written notice to Borrower.

       4.5 GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Illinois or in the federal courts located in the state of Illinois. Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.

       4.6 MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

       4.7 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

                     [Signatures appear on following page.]



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       IN WITNESS WHEREOF,  Borrower has caused this Secured  Promissory Note to be signed in its name effective as of this 26th day of October 2005.



                                  NESTOR, INC.


                                  By:/s/ Harold A. Joannidi
                                     -------------------------------------------
                                     Harold A. Joannidi, Chief Financial Officer



WITNESS:

/s/ Benjamin M. Alexander
------------------------------
Benjamin M. Alexander



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                                   EXHIBIT 2.1

                                   COLLATERAL
                                   ----------

10 Mobile Speed Vans including and all associated speed detection systems and all rights to operate said systems. Vehicle Identification Numbers are as follows:

              1.     1FDRE14WX6HA20937

              2.     1FDNE24L45HA40819

              3.     1FDRE14WX5HA02582

              4.     1FDNE24L85HA56585

              5.     1FDRE14W45HA31074

              6.     1FDNE24L15HA56587

              7.     1FDNE24L25HA12100

              8.     1FDNE24L65HA56584

              9.     1FDRE14L96HA12754

             10.     1FDRE14W16HA20938


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